Exhibit (c)(2)

Confidential Project Quark Board of Directors Materials February 17, 2003

Materials Delivered to Board of Directors of Reuters in Connections with Fairness Opinion

Agenda Proposed transaction summary Valuation overview Pro forma impact to Proton Appendix Shareholder analysis Supplemental valuation materials

Overview of transaction terms 1 Existing Neutron cash includes $50.6MM of projected cash on Neutron balance sheet at 2/18/03 valuation date and $10.9MM which represents 50% of MIE/MIJ cash net of integration costs, decreased by $13.2MM tied to deferred revenue stream incorporated as cash income in valuation and $5.0MM tied to a contingent liability 2 Subject to NASDAQ stockholder vote requirement for issuance of shares exceeding 20% of shares outstanding

Key code names and terms Target Acquiror Proton's estimates of Neutron's projected performance Average of thirteen equity research analysts' projections of Proton's performance1 Neutron Proton Proton management case Proton Wall Street consensus case 1 Analyst reports from JPMorgan (10/21/02), Credit Suisse First Boston (1/10/03), Bank of America (1/10/03), SG Cowen (1/10/03), Merrill Lynch (1/27/03), Cazenove (2/12/03), Goldman Sachs (2/12/03), Lehman Brothers (2/12/03), Deutsche Bank (2/12/03), Sanford Bernstein (2/12/03), Morgan Stanley (2/12/03), Salomon Smith Barney (2/12/03), UBS Warburg (2/12/03); certain analyst reports not accessible by JPMorgan provided by Proton management

Trading statistics Neutron public market overview $ millions, except per share data 1 Based on 32.4MM basic shares outstanding, calculated using the treasury method and options and warrants information disclosed in 2001 Form 10-K 2 As of December 31, 2002 (most recent publicly available information) 3 Multiples based on most recent equity research available, RBC Capital - 10/24/02 (coverage has since been dropped) 4 As of December 31, 2001 (most recent publicly available information) 5 Excludes all restructuring, impairment, and other non-recurring charges; 2002 revenue includes $0.4MM of revenue recognized in connection with the surrender of performance-based warrants by Merrill Lynch; EBIT includes (a) amortization of capitalized software costs and (b) performance based warrants 6 Reported operating cash flow less purchases of property and equipment and acquisitions net of cash, plus proceeds from sale of equipment Historical summary financials5 CLOSE Line 2 2/15/2002 5 2/18/2002 5 2/19/2002 4.84 2/20/2002 4.51 2/21/2002 4.2 2/22/2002 4.3 2/25/2002 4.15 2/26/2002 4.2 2/27/2002 4 2/28/2002 3.97 3/1/2002 4.36 3/4/2002 4.52 3/5/2002 4.39 3/6/2002 4.47 3/7/2002 4.33 3/8/2002 4.6 3/11/2002 4.45 3/12/2002 4.64 3/13/2002 4.45 3/14/2002 4.43 3/15/2002 4.35 3/18/2002 4.4 3/19/2002 4.27 3/20/2002 4.12 3/21/2002 4.45 3/22/2002 4.33 3/25/2002 4.54 3/26/2002 4.64 3/27/2002 4.95 3/28/2002 4.53 3/29/2002 4.53 4/1/2002 4.65 4/2/2002 4.47 4/3/2002 4.47 4/4/2002 4.5 4/5/2002 4.44 4/8/2002 4.45 4/9/2002 4.44 4/10/2002 4.8 4/11/2002 4.38 4/12/2002 4.81 4/15/2002 4.5 4/16/2002 4.5 4/17/2002 4.46 4/18/2002 4.5 4/19/2002 4.4 4/22/2002 4.4 4/23/2002 4.38 4/24/2002 4.37 4/25/2002 4.47 4/26/2002 4.4 4/29/2002 4.75 4/30/2002 4.44 5/1/2002 4.35 5/2/2002 4.4 5/3/2002 4.25 5/6/2002 4.2 5/7/2002 4.25 5/8/2002 4.25 5/9/2002 3.97 5/10/2002 3.78 5/13/2002 3.85 5/14/2002 4 5/15/2002 4.14 5/16/2002 4 5/17/2002 4.02 5/20/2002 3.93 5/21/2002 3.89 5/22/2002 3.75 5/23/2002 3.85 5/24/2002 3.74 5/27/2002 3.74 5/28/2002 3.68 5/29/2002 3.51 5/30/2002 3.72 5/31/2002 3.26 6/3/2002 3.6 6/4/2002 3.77 6/5/2002 3.7 6/6/2002 3.85 6/7/2002 3.96 6/10/2002 4.05 6/11/2002 4.1 6/12/2002 4.15 6/13/2002 4.07 6/14/2002 3.98 6/17/2002 3.9 6/18/2002 3.87 6/19/2002 3.86 6/20/2002 3.86 6/21/2002 3.99 6/24/2002 3.92 6/25/2002 3.97 6/26/2002 3.95 6/27/2002 3.95 6/28/2002 4.08 7/1/2002 3.75 7/2/2002 3.7 7/3/2002 3.72 One year historical stock price performance One-year return = (8.4%)

Agenda Proposed transaction summary Valuation overview Pro forma impact to Proton Appendix Shareholder analysis Supplemental valuation materials

High Low Current 2003E Revenue trading comps 6.12 4.06 7.35 4.58 DCF base no synergies 5.09 3.46 7.35 4.58 DCF base tactical cost synergies 7.84 5.44 7.35 4.58 DCF base tactical cost and revenue synergies 8.59 5.83 7.35 4.58 DCF base no synergies 10.82 7.19 7.35 4.58 Transaction comps 7.95 5.73 7.35 4.58 Target valuation summary Note: Existing Neutron cash includes $50.6MM of projected cash on Neutron balance sheet at 2/18/03 valuation date and $10.9MM which represents 50% of MIE/MIJ cash net of integration costs, decreased by $13.2MM tied to deferred revenue stream incorporated as cash income in valuation and $5.0MM tied to a contingent liability; Excludes potential value of NOL and R&D credit carry forward benefits to Proton because initial due diligence has indicated that utilization of these NOLs will not be possible or is highly unlikely 1 Includes five full years of projections; assumes perpetuity growth rate of 2.5-5.0% for the company and revenue synergies, perpetuity growth rate of 1.5%-2.5% on cost synergies and a 9.0%-10.5% WACC; excludes value of NOLs and R&D credits 2 Tactical cost synergies comprised of staff reduction, rental expense, professional fee and marketing synergies net of transaction related expenses including severance, retention, and integration costs; tactical revenue synergies consist of cross-selling Neutron Fundamentals and Net to Proton customers; strategic revenue synergies include regulatory research settlement, bespoke research model and enabling of end-to-end provision of research to consumers 3 Source: Proton management case Equity value per share 1.0x-1.8x FY 2003E sales of $95.3MM3 Comparable publicly traded companies 1.7x-2.6x FY 2002 sales of $92.4MM Comparable transactions Offer price = $7.35 DCF - Proton management case1 Tactical cost and revenue synergies2 No synergies Tactical cost synergies2 Current price = $4.58 Strategic synergies2

Financial services content trading comparables 1 Based on most recent equity research available, RBC Capital - 10/24/02 (coverage has since been dropped) Note: excludes Hoover's which has signed an agreement to be acquired by D&B, and Track Data and Hyperfeed Technologies for which no projections are available; NA means not applicable, NM means not meaningful Source: Company filings and equity research $ millions As of 2/14/03 Legend 1 Legend 2 IDC 2.81 28 FDS 3.16 35 BARZ 2.23 25 Neutron 1.22 13 MKTW 1.25 ONES 0.83 TSCM 1.68 EDGR 0.76 EV/2003E revenue Legend 1 Legend 2 IDC 1118 28 FDS 759.8 35 BARZ 315.5 25 Neutron 116.4 13 MKTW 63.6 ONES 53.2 TSCM 43.1 EDGR 15 Enterprise value Legend 1 Legend 2 IDC 7.63 28 FDS 7.9 35 BARZ 6.34 25 Neutron 7.54 MKTW NA ONES NA TSCM NM EDGR 4.61 EV/2003E EBITDA Median = 1.5x Median = 7.3x Legend 1 Legend 2 IDC -0.188 28 FDS -0.2841 35 BARZ -0.4981 25 Neutron -0.084 13 MKTW 0.6742 ONES -0.1676 TSCM 0.7169 EDGR -0.679 One-year trading performance (%) NA NA NM 1 1

Discounted cash flow analysis key assumptions Based on Proton management estimates for Neutron Present value of future cash flows calculated as of 2/18/03 using discount rates ranging from 9.0% to 10.5% and a terminal value based on perpetuity growth rates ranging from 2.5% to 5.0% for Neutron Terminal value of all revenue synergies based on 2.5% to 5.0% perpetuity growth rates Terminal value of tactical cost synergies based on 1.5% to 2.5% perpetuity growth rates Tax rate of 40% Components of existing Neutron cash: Includes $50.6MM of projected cash at 2/18/03 valuation date Includes $10.9MM which represents 50% of MIE/MIJ cash net of integration costs Excludes $13.2MM tied to deferred revenue stream incorporated as cash income in valuation Excludes $5.0MM associated with a contingent liability Capex projected as $5.0MM1 in 2003 and held constant as a percentage of revenue thereafter Fully diluted shares outstanding calculated using treasury method at each equity value based on options detail provided by Neutron management Excludes potential value of NOL and R&D credit carry forward benefits to Proton because initial due diligence has indicated that utilization of these NOLs will not be possible or is highly unlikely 1 Source: Proton management

Enterprise value (excludes synergies) Neutron DCF summary - Proton management case Equity value per share (excludes synergies) $ millions, except per share data 2/18/03 valuation date WACC WACC Perpetuity growth rate Source: Proton management estimates 1 Projected as $5.0MM in 2003 and held constant as a percent of sales thereafter; terminal period capex of $9.5MM supports terminal period return on investment of 12.1% and reinvestment rate of 30.9% Note: Tax on synergies calculated as synergy cash flow excluding incremental capital expenditures of ($2.6MM) in 2003 and ($1.0MM) in 2004 Perpetuity growth rate Tactical cost synergies WACC Perpetuity growth rate Strategic revenue synergies WACC Perpetuity growth rate Tactical revenue synergies WACC Perpetuity growth rate Incremental per share value of synergies

Neutron DCF summary - per share value component analysis Note: DCF valuation assumes 2/18/03 valuation date and midpoint convention; assumes perpetuity growth rate of 2.5%-5.0% for Neutron and revenue synergies; assumes 1.5%-2.5% perpetuity growth rates on cost synergies and WACC of 9.0%-10.5%; equity value assumes net cash of $43.3MM as of 2/18/03 $ millions, except per share data

Financial services content transaction comparables LTM sales LTM EBITDA Enterprise value 2.6x NA 0.4x 0.7x 2.1x 1.0x 2.8x NA 2.7x 1.9x 1.7x NA NA NA NA NA NA NA 23.4x NA 19.8x NM 10.7x 4.7x 8.0x NM Median 1.9x 10.7x Source: Company filings and press releases $ millions

Analysis at offer price $ millions, except per share data Note: Based on Proton management case; Proton figures converted using Dollar/£ exchange rate of 1.613 in all periods; existing Neutron cash includes $50.6MM of projected cash on Neutron balance sheet at 2/18/03 valuation date and $10.9MM which represents 50% of MIE/MIJ cash net of integration costs, decreased by $13.2MM tied to deferred revenue stream incorporated as cash income in valuation and $5.0MM tied to a contingent liability 1 Analyst reports from JPMorgan (10/21/02), Credit Suisse First Boston (1/10/03), Bank of America (1/10/03), SG Cowen (1/10/03), Merrill Lynch (1/27/03), Cazenove (2/12/03), Goldman Sachs (2/12/03), Lehman Brothers (2/12/03), Deutsche Bank (2/12/03), Sanford Bernstein (2/12/03), Morgan Stanley (2/12/03), Salomon Smith Barney (2/12/03), UBS Warburg (2/12/03); certain analyst reports not accessible by JPMorgan provided by Proton management 2 Revenue includes revenue synergies less revenues at risk 3 EBITDA including tactical cost and revenue synergies, excluding one-time costs associated with severance and retention

Agenda Proposed transaction summary Valuation overview Pro forma impact to Proton Appendix Shareholder analysis Supplemental valuation materials

Transaction assumptions summary March 31, 2003 transaction date; 100% cash transaction for $7.35 per share Earnings figures1 calculated as follows: Reported: no adjustments Normalized: reported earnings before amortization and asset sales impact, after Proton tax adjustment (based on management guidance) Cash: reported earnings before amortization and asset sales impact, after-tax impact of Proton stand-alone restructuring charges and other one-time charges, after Proton tax adjustment (based on management guidance) Advisory and miscellaneous transaction fees of $6.0MM2 Cash consideration funded with debt (5.0% pre-tax interest rate) and target cash Pro forma excess cash used to repay transaction debt (existing Proton debt remains outstanding at pre-transaction weighted average interest expense) No financing fees assumed for debt issuance Components of existing Neutron cash used in purchase price: Includes $50.6MM of projected cash on Neutron balance sheet at 2/18/03 valuation date Includes $22.1MM of MIE/MIJ cash net of integration costs Excludes $5.0MM related to a contingent liability Tactical cost and revenue synergy EBITDA impact of ($8.1MM) and ($2.0MM) in 2003 and 2004, respectively Excludes EBITDA impact of strategic synergies Proton acquires 100% of shares not already owned3 Assumes no Neutron contribution to equity interest in affiliates on a stand-alone basis in any Proton case Assumes vested, in-the-money options are exercised prior to the transaction Assumes holders of unvested, in-the-money options receive intrinsic value of such options (calculated using the purchase price) in restricted stock at closing; assumes a repurchase in the market of Proton shares equal in number to the number of shares of restricted stock issued4 Out-of-the-money options (vested and unvested) are cancelled and receive no consideration 1 Proton figures converted using US$/£ exchange rate of 1.613 in all periods 2 For both Proton and Neutron 3 Equity value of shares not already owned equals $246.7MM; no adjustment to goodwill for Proton cost basis in shares already owned 4 No adjustments made to reported EPS for incremental compensation expense associated with restricted stock grants Note: synergies to break-even calculated using blended tax rate of pro forma entity

Proton cash and reported EPS accretion/dilution Note: Proton figures converted using US$/£ exchange rate of 1.613 in all periods; acquisition at $7.35 per share implies a premium of 60.5% to 2/14/03 closing price of $4.58, $218MM transaction value, $261MM equity value and equity value of shares not already owned by Proton of $246.7MM; analysis has been updated to reflect current Street and JEDI forecasts 1 Reported earnings before amortization and asset sales impact, after-tax impact of Proton stand-alone restructuring charges and other one-time charges, after Proton tax adjustment (based on management guidance) 2 Reported earnings before amortization and asset sales impact, after Proton tax adjustment (based on management guidance) 3 No adjustments made to reported EPS for incremental compensation expense associated with restricted stock grants; assuming (i) a four year vesting schedule for all options, (ii) all options are rolled into restricted stock under the current plan and (iii) restricted stock has the same time until vesting as the preceding option, under current and proposed UK GAAP, the net difference between cashing out all options and the roll-over of in-the-money unvested options into restricted stock is ($0.0017) and ($0.0009) on a current UK GAAP basis in 2003 and 2004 respectively, with proposed UK GAAP net impact of ($0.0025) and ($0.0015) in 2003 and 2004 respectively $ millions, except per share data; purchase price at $7.35 per share Wall Street consensus estimates for Proton; includes tactical cost and revenue synergies

Agenda Proposed transaction summary Valuation overview Pro forma impact to Proton Appendix Shareholder analysis Supplemental valuation materials

Neutron shareholder base analysis Institutional and insider investors Source: Thomson/Spectrum and FactSet/Lionshare as of 2/11/03, 13F and 13G filings, Neutron Proxy 4/30/02, Forms 3, 4 and 5 and Neutron management 1 Based on Neutron 2/14/03 closing price of $4.58

Agenda Proposed transaction summary Valuation overview Pro forma impact to Proton Appendix Shareholder analysis Supplemental valuation materials

Financial services content trading comparables $ millions, except per share data Source: equity research 1 As of 2/14/03 2 Multiples based on most recent equity research available, RBC Capital - 10/24/02 (coverage has since been dropped) 3 Based on Wall Street consensus projections

Financial services content trading comparables $ millions, except per share data Source: equity research 1 As of 2/14/03 2 Multiples based on most recent equity research available, RBC Capital - 10/24/02 (coverage has since been dropped)

Discount rate analysis 1 Risk-Free Rate = Ten Year Treasury Bond Rate one-year average from 2/15/02 to 2/14/03; Source: Bloomberg (2/14/03) 2 Estimated Market Equity Risk Premium = M&A research estimates 3 Source: Barra Beta (1/03) 4 Source: equity research; assumed federal and state tax rate of 35% for companies with no research coverage or projected taxes of 0%

Disclaimer This presentation was prepared exclusively for the benefit and internal use of the JPMorgan client to whom it is directly addressed and delivered (including such client's subsidiaries, the "Company") in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by JPMorgan. Neither this presentation nor any of its contents may be used for any other purpose without the prior written consent of JPMorgan. The information in this presentation is based upon management forecasts and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. JPMorgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. JPMorgan's policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. JPMorgan also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors. JPMorgan is a marketing name for investment banking businesses of J.P. Morgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by J.P. Morgan Securities Inc. and its banking affiliates. JPMorgan deal team members may be employees of any of the foregoing entities.